Exhibit 99.1


Mcleodusa Reaches Agreement With Bondholder Committee

Company Will Complete Previously Announced Recapitalization Plan to Reduce Total Debt by $3.3 Billion Through a Pre-Negotiated Chapter 11 Filing

Plan Provides for No Disruption to Employees, Customers, Suppliers and Overall Operations

CEDAR RAPIDS, Iowa - January 31, 2002 - McLeodUSA Incorporated, one of the nation's largest independent competitive local exchange carriers, announced today that it has signed lock-up agreements with the ad hoc committee of holders of McLeodUSA senior notes ("bondholders") to support a recapitalization of the Company. Under the terms of the recapitalization, the bondholders will receive up to $670 million in cash, $175 million of new preferred stock convertible into 15% of the reorganized Company's common stock, and 5-year warrants to purchase an additional 6% of the common stock for $30 million. The ad hoc committee, which holds 23% of the bonds, voted unanimously in favor of the plan, which will eliminate approximately $3.0 billion of bond debt.

Additionally, the Company has signed lock-up and support agreements with stockholders holding approximately 45% of its Preferred Series A, Series D and Series E shares, including funds managed by Forstmann Little & Co., to support the recapitalization plan.

In order to complete this recapitalization as expeditiously as possible, with the support of its Board of Directors, Secured Lenders, Forstmann Little, the bondholders' ad hoc committee and certain of its preferred stockholders, the Company today has filed a pre-negotiated plan of reorganization through a Chapter 11 bankruptcy petition filed in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 case includes only the parent company, McLeodUSA Incorporated. None of the operating subsidiaries, which include McLeodUSA Telecommunications, McLeodUSA Publishing and Illinois Consolidated Telephone Company (ICTC), are part of the bankruptcy proceeding.

The recapitalization plan remains consistent with the plan announced by the Company on December 3, 2001. The pre-negotiated elements of the transaction provide for no disruption to the Company's employees, trade creditors, customers and overall operations. The recapitalization is a key step in positioning McLeodUSA for the future by giving the Company a much improved capital structure. Specifically, under the terms of the proposed reorganization:

     o Holders of the Company's senior notes will receive their pro rata share of a cash payment in an amount up to $670 million. This cash payment will be funded by (i) $570 million of the $600 million of aggregate proceeds to be received from the Company's previously announced agreement for the sale of its directory publishing business to Yell Group (subject to a price reduction of $200,000 per day if the transaction closes after April 30, 2002, but prior to August 1, 2002); and (ii) $100 million in cash from a new equity investment of $175 million by Forstmann Little. Bondholders will also receive their pro rata share of
           (i) $175 million of new convertible preferred stock which is convertible into common stock representing 15% of the reorganized McLeodUSA common stock and which carries a cumulative dividend of 2.5% per annum and (ii) 5-year warrants to purchase an additional 6% of common stock for $30 million.

     o The $175 million new equity investment in the Company by Forstmann Little will be in exchange for (i) approximately 23% of the reorganized McLeodUSA common stock and (ii) 5-year warrants to purchase an additional 6% of common stock for $30 million.

     o Forstmann Little's Series D and Series E preferred stock will be converted into common stock, representing approximately 35% of the reorganized McLeodUSA common stock.

     o The Company's Series A preferred stock will be converted into approximately 10% of the reorganized McLeodUSA common stock.

     o Holders of the Company's existing Class A common stock are expected to retain approximately 17% of the shares of the reorganized McLeodUSA common stock.

     o Forstmann Little will be the largest shareholder of McLeodUSA after the recapitalization with an approximate 58% stake in the Company. Theodore J. Forstmann, Senior Partner of Forstmann Little, will continue as Chairman of the Executive Committee of the McLeodUSA Board of Directors.

     o Clark E. McLeod will remain Chairman of the McLeodUSA Board of Directors, Stephen C. Gray will remain President and Chief Executive Officer, and Chris A. Davis will remain Chief Operating and Financial Officer of the Company.

During the bankruptcy proceedings, McLeodUSA expects to operate its business in the ordinary course without interruption and with no impact on its employees, customers and suppliers. The Company has approximately $140 million in cash currently available as of the date of the filing and has secured a commitment for a $110 million exit financing facility from a group of lenders arranged by JPMorgan, Bank of America and Citibank. This exit revolver may be increased to as much as $160 million and will be available to McLeodUSA at the completion of the recapitalization subject to customary conditions. Accordingly, based on such cash availability, the Company does not require and does not expect to obtain debtor-in-possession financing.

The implementation of the pre-negotiated plan of reorganization is dependent upon a number of conditions typical in similar restructurings including, among other things, court approval of the pre-negotiated plan of reorganization and related solicitation materials. Additional terms and conditions of the reorganization plan will be outlined in a disclosure statement which will be sent to security holders entitled to vote on the plan of reorganization after it is approved by the Court.

The Company expects the pre-negotiated plan of reorganization to be effective in the second quarter of 2002. In accordance with its policies, the Nasdaq Stock Market may delist the Company's common stock and Series A preferred stock as a result of the Company's filing under Chapter 11 of the U.S. Bankruptcy Code. The Company intends to have its new common stock and preferred stock listed on the Nasdaq Stock Market or another national securities exchange upon completion of the reorganization.

As previously announced, the Company and its Secured Lenders amended their existing $1.3 billion senior secured credit facility to permit the use of proceeds from the sale of the publishing business to retire outstanding bond debt in connection with the plan. The Company and its Secured Lenders have also modified the credit agreement to allow the Company to retain and use the proceeds from all currently identified future asset sales of non-core businesses and surplus assets for general working capital purposes in addition to capital expenditures. Subject to the consummation of the plan of reorganization, the Company plans to eliminate $425 million of bank debt by (i) a reduction of its current revolver commitment by $140 million,
(ii) a paydown of its term loan by $60 million ($35 million from the Forstmann Little investment and $25 million from the directory publishing proceeds), and (iii) offer for sale its regulated incumbent local exchange subsidiary Illinois Consolidated Telephone Company (ICTC). The ICTC sale process is expected to begin after the completion of the recapitalization and occur within the subsequent 14 months, with up to $225 million of the proceeds applied to reduce the Company's term loans.

About McLeodUSA:

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of January 24, 2002, 31 ATM switches, 59 voice switches, 485 collocations, 525 DSLAMs, and over 31,000 route miles of fiber optic network. Visit the Company's web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions and actual results may vary. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend," "continue" or "potential" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include the ability of the Company to continue as a going concern; court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case (or any significant delay with respect thereto); risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the case to a chapter 7 case; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers; regulatory approvals; the number of potential customers in a target market; the existence of strategic alliances or relationships; technological, regulatory or other developments in the industry; changes in the competitive climate in which McLeodUSA operates; and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is filed with the Securities and Exchange Commission.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce E. Nemitz
Press Contact: Bruce A. Tiemann
Phone: 319/790-7800
mcleodusa_ir@mcleodusa.com